UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

Schedule 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

________________

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Spruce Power Holding Corporation

(Name of Registrant as Specified In Its Charter)

________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

1875 Lawrence Street, Suite 320
Denver, Colorado 80202

April 20, 2023

To Our Stockholders:

You are cordially invited to attend the 2023 annual meeting of stockholders of Spruce Power Holding Corporation to be held at 10:00 a.m. Eastern Time on Thursday, May 25, 2023.

This year’s annual meeting will be conducted solely via live audio webcast on the Internet. You will be able to attend the annual meeting, vote and submit your questions during the annual meeting by visiting www.virtualshareholdermeeting.com/SPRU2023. You will not be able to attend the annual meeting in person.

Details regarding the meeting, the business to be conducted at the meeting, and information about Spruce Power Holding Corporation that you should consider when you vote your shares are described in the accompanying proxy statement.

At the annual meeting, three (3) persons will be elected to our board of directors. In addition, we will ask stockholders to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023 and to provide an advisory vote regarding the total compensation paid to our named executive officers. Our board of directors recommends the approval of each of the proposals.

We hope you will be able to attend the annual meeting. Whether or not you plan to attend the annual meeting, we hope you will vote promptly. Information about voting methods is set forth in the accompanying proxy statement.

Thank you for your continued support of Spruce Power Holding Corporation. We look forward to seeing you at the annual meeting.

Sincerely,

Christian Fong
Chief Executive Officer

1875 Lawrence Street, Suite 320
Denver, Colorado 80202

April 20, 2023

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

TIME: 10:00 a.m. Eastern Time

DATE: May 25, 2023

ACCESS: This year’s annual meeting will be held virtually via live webcast on the Internet. You will be able to attend the annual meeting, vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/SPRU2023 and entering the 12-digit control number included in the proxy card that you receive. For further information about the virtual annual meeting, please see the Questions and Answers about the Meeting beginning on page 3. In order to maximize stockholder access and value, we believe it is preferable to continue to hold annual meetings virtually.

PURPOSES:

1.      To elect two (2) directors to serve three-year terms expiring in 2026, and one (1) director to serve a one-year term expiring in 2024;

2.      To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;

3.      To conduct an advisory vote on the total compensation paid to the named executive officers of the Company; and

4.      To transact such other business that is properly presented at the annual meeting and any adjournments or postponements thereof.

WHO MAY VOTE:

You may vote if you were the record owner of Spruce Power Holding Corporation common stock at the close of business on April 3, 2023. A list of stockholders of record will be available at the annual meeting at www.virtualshareholdermeeting.com/SPRU2023.

All stockholders are cordially invited to attend the annual meeting. Whether you plan to attend the annual meeting or not, we urge you to vote and submit your proxy by the Internet, telephone or mail by following the instructions in the proxy card. You may change or revoke your proxy at any time before it is voted at the annual meeting. If you participate in and vote your shares at the annual meeting, your proxy will not be used.

BY ORDER OF OUR BOARD OF DIRECTORS

Christian Fong
Chief Executive Officer

i

SPRUCE POWER HOLDING CORPORATION
1875 Lawrence Street, Suite 320
Denver, Colorado 80202

PROXY STATEMENT FOR THE SPRUCE POWER HOLDING CORPORATION
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 25, 2023

This proxy statement, along with the accompanying notice of 2023 annual meeting of stockholders, contains information about the 2023 annual meeting of stockholders of Spruce Power Holding Corporation (the “Annual Meeting”), including any adjournments or postponements of the Annual Meeting. We are holding the annual meeting at 10:00 a.m., Eastern Time, on Thursday, May 25, 2023. You will not be able to attend the annual meeting in person.

The Annual Meeting will be a virtual meeting via live audio webcast on the internet. You will be able to attend the annual meeting, vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/SPRU2023 and entering the 12-digit control number included in the proxy card that you receive. For further information about the virtual annual meeting, please see the Questions and Answers about the Meeting beginning on page 3. We believe that holding annual stockholder meetings virtually creates responsible custodianship of resources, and maximizes the number of stockholders who may wish to attend the annual meeting.

In this proxy statement, we refer to Spruce Power Holding Corporation as the “Company,” “we,” “us” and “our.” Spruce Holding Company 1 LLC, Spruce Holding Company 2 LLC and Spruce Holding Company 3 LLC, which were acquired by the Company on September 9, 2022, are collectively referred to in this proxy statement as “Spruce Power.”

This Proxy Statement and the accompanying proxy card are being mailed on or about April 20, 2023.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE STOCKHOLDER MEETING TO BE HELD ON MAY 25, 2023

This proxy statement, the Notice of Annual Meeting of Stockholders, our form of proxy card and our 2022 annual report to stockholders are available for viewing, printing and downloading at www.ProxyVote.com. To view these materials please have your 12-digit control number(s) available that appears on your proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.

Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended December 31, 2022, on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the “SEC Filings” section of the “Investors Relations” section of our website at www.sprucepower.com. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to: Spruce Power Holding Corporation, Attention: Corporate Secretary, 1875 Lawrence Street, Suite 320, Denver, Colorado 80202. Exhibits will be provided upon written request and payment of an appropriate processing fee.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why is the Company Soliciting My Proxy?

Our board of directors is soliciting your proxy to vote at the Annual Meeting to be held virtually, on Thursday, May 25, 2023, at 10:00 a.m. Eastern Time and any adjournments or postponements of the meeting, which we refer to as the annual meeting. This proxy statement, along with the accompanying Notice of Annual Meeting of Stockholders, summarizes the purposes of the meeting and the information you need to know to vote at the annual meeting.

We have made available to you on the Internet or have sent you this proxy statement, the Notice of Annual Meeting of Stockholders, the proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 because you owned shares of our common stock on the record date, which is April 3, 2023. We intend to commence distribution of this proxy statement to stockholders on or about April 20, 2023.

Why Are You Holding a Virtual Annual Meeting?

This year’s annual meeting will be held in a virtual meeting format only. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the annual meeting so they can ask questions of our board of directors or management, as time permits. We also believe that holding a virtual meeting creates better stewardship of resources and the environment.

How do I access the Virtual Annual Meeting?

The live audio webcast of the Annual Meeting will begin promptly at 10:00 a.m. Eastern Time. Online access to the audio webcast will open 15 minutes prior to the start of the Annual Meeting to allow time for you to log-in and test your device’s audio system. The virtual Annual Meeting is running the most updated version of the applicable software and plugins. You should ensure you have a strong Internet connection wherever you intend to participate in the Annual Meeting. You should also allow plenty of time to log in and ensure that you can hear streaming audio prior to the start of the Annual Meeting.

To be admitted to the virtual Annual Meeting, you will need to log-in at www.virtualshareholdermeeting.com/SPRU2023 using the 12-digit control number found on the proxy card or voting instruction card previously mailed or made available to stockholders entitled to vote at the Annual Meeting.

Will I be able to ask questions and have these questions answered during the Virtual Annual Meeting?

Stockholders may submit questions for the Annual Meeting after logging in. If you wish to submit a question, you may do so by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/SPRU2023, typing your question into the ‘‘Ask a Question” field, and clicking ‘‘Submit.” Please submit any questions before the start time of the meeting.

Appropriate questions related to the business of the Annual Meeting (the proposals being voted on) will be answered during the Annual Meeting, subject to time constraints. Additional information regarding the ability of stockholders to ask questions during the Annual Meeting, related to rules of conduct and other materials for the Annual Meeting will be available at www.ProxyVote.com.

What Happens if There Are Technical Difficulties during the Annual Meeting?

Beginning 15 minutes prior to, and during, the Annual Meeting, we will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting, voting at the Annual Meeting or submitting questions at the Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call 1 888-965-8995 (toll free) or +1 415-655-0243 (international).

Who May Vote?

Only stockholders of record at the close of business on April 3, 2023 (the “Record Date”) will be entitled to vote at the annual meeting. On this record date, there were 148,395,370 shares of our common stock issued and outstanding and entitled to vote. Our common stock is our only class of voting stock.

If on the Record Date your shares of our common stock were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record.

If on the Record Date your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the proxy is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares at the annual meeting unless you request and obtain a valid proxy from your broker or other agent.

You do not need to attend the annual meeting to vote your shares. Shares represented by valid proxies, received in time for the annual meeting and not revoked prior to the annual meeting, will be voted at the annual meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.

How Many Votes Do I Have?

Each share of our common stock that you own entitles you to one vote.

How Do I Vote?

Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via the Internet or telephone. You may specify whether your shares should be voted FOR or WITHHELD for each nominee for director, and whether your shares should be voted for, against or abstain with respect to each of the other proposals. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with our board of directors’ recommendations as noted below. Voting by proxy will not affect your right to attend the annual meeting. Official tabulation of voted proxies will be handled by Broadridge Financial Solutions, who will be present at the annual meeting.

If your shares are registered directly in your name through our stock transfer agent, Continental Stock Transfer & Trust Company, or you have stock certificates registered in your name, you may vote:

•        By Internet or by telephone.    Follow the instructions included in the proxy card to vote over the Internet or by telephone.

•        By mail.    If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with our board of directors’ recommendations as noted below.

•        At the meeting.    If you attend the virtual meeting, you may vote by completing a ballot, which will be available at the meeting.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on May 24, 2023.

If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares virtually at the annual meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card, and be prepared to use it for the virtual annual meeting in order to vote.

How Does Our Board of Directors Recommend that I Vote on the Proposals?

Our board of directors recommends that you vote as follows:

•        “FOR” the election of the nominees for director;

•        “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023; and

•        “FOR” the non-binding approval of the total compensation paid to the named executive officers of the Company.

If any other matter is presented at the Annual Meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with his or her best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this proxy statement.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before the Annual Meeting. You may change or revoke your proxy in any one of the following ways:

•        if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

•        by re-voting by Internet or by telephone as instructed above;

•        by notifying our Corporate Secretary in writing before the Annual Meeting that you have revoked your proxy; or

•        by attending the Annual Meeting and voting at the meeting. Attending the Annual Meeting will not in and of itself revoke a previously submitted proxy. You must specifically request at the Annual Meeting that it be revoked.

Your most current vote, whether by telephone, Internet or proxy card is the one that will be counted.

What if I Receive More Than One Proxy Card?

You may receive more than one proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Vote?

If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares only on the ratification of the appointment of our independent registered public accounting firm (Proposal 2 of this proxy statement) without receiving instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the annual meeting and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Elect Directors

The nominees for director who receive the most votes (also known as a “plurality” of the votes cast) will be elected. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of the directors. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 2: Ratify Appointment of Independent Registered Public Accounting Firm

The affirmative vote of a majority of the votes cast for this proposal is required to ratify the selection of our independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2023, our Audit Committee of our board of directors will reconsider its selection.

Proposal 3: An advisory vote on the total compensation paid to the named executive officers of the Company

The affirmative vote of a majority of the votes cast for this proposal is required for non-binding approval of the total compensation paid to our named executive officers. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. Although we are not required to obtain the approval of our stockholders to set the compensation paid to executives of the Company, the Compensation Committee of the Board of Directors will take stockholders’ views into account in setting compensation for future time periods.

Is Voting Confidential?

We will keep all the proxies, ballots and voting tabulations private. We only let our Inspector of Election, Broadridge Financial Solutions, examine these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make on the proxy card or that you otherwise provide.

Where Can I Find the Voting Results of the Annual Meeting?

The preliminary voting results will be announced at the annual meeting, and we will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the annual meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

Who Will Pay the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What Constitutes a Quorum for the Annual Meeting?

The presence, virtually or by proxy, of the holders of a majority of the voting power of all outstanding shares of our common stock entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. Votes of stockholders of record who are present at the annual meeting virtually or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the Annual Meeting

The Annual Meeting will be held in a virtual meeting format only. You can attend the Annual Meeting and view the live audio webcast by visiting www.virtualshareholdermeeting.com/SPRU2023. The annual meeting will be held at 10:00 a.m. Eastern Time on Thursday, May 25, 2023. To attend the virtual Annual Meeting, go to www.virtualshareholdermeeting.com/SPRU2023 shortly before the meeting time, and follow the instructions for downloading the webcast. If you miss the annual meeting, you can view a replay of the webcast at www.virtualshareholdermeeting.com/SPRU2023 until May 24, 2024. You need not attend the annual meeting in order to vote.

Householding of Annual Disclosure Documents

Some brokers or other nominee record holders may be sending you a single set of our proxy materials if multiple stockholders live in your household. This practice, which has been approved by the SEC, is called “householding.” Once you receive notice from your broker or other nominee record holder that it will be “householding” our proxy materials, the practice will continue until you are otherwise notified or until you notify them that you no longer want to participate in the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

We will promptly deliver a separate copy of our proxy materials to you if you write or call our Corporate Secretary at: 1875 Lawrence Street, Suite 320, Denver, Colorado 80202 or (866) 903-2399. If you want to receive your own set of our proxy materials in the future or, if you share an address with another stockholder and together both of you would like to receive only a single set of proxy materials, you should contact your broker or other nominee record holder directly or you may contact us at the above address and phone number.

Electronic Delivery of Company Stockholder Communications

Stockholders can elect to view or receive copies of future proxy materials over the Internet instead of receiving paper copies in the mail. You can choose this option and save us the cost of producing and mailing these documents by following the instructions provided on your proxy card.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 3, 2023 for (a) the executive officers named in the Summary Compensation Table on page 22 of this proxy statement, (b) each of our directors and director nominees, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of our common stock that may be acquired by an individual or group within 60 days of April 3, 2023 pursuant to the exercise of options or warrants or the vesting of restricted stock units to be outstanding for the purpose of computing the percentage ownership of such individual or group, but those shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of our common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 148,395,370 shares of our common stock outstanding on April 3, 2023.

	Shares Beneficially Owned
Name and Address	Number	Percent
Directors and Named Executive Officers
Christian Fong(1)(2)	728,221	*
Kevin Griffin(3)	6,477,742	4.3
Christopher Hayes(1)(4)	588,698	*
Jonathan J. Ledecky(5)	4,870,969	3.2
John P. Miller(1)(6)	165,161	*
Eric Tech(1)(7)	1,115,537	*
Colleen H. Calhoun(1)(8)	295,174	*
James P. Berklas(1)(9)	8,051	*
Thomas (Tod) Hynes III(1)(10)	7,311,683	5.0
All directors and current executive officers as a group (10 persons)(11)	14,100,355	9.1
Five Percent Holders:
James S. Davis(12)	11,379,917	7.7

____________

*        Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)      The business address of the stockholder is c/o Spruce Power Holding Corporation, 1875 Lawrence Street, Suite 320, Denver, Colorado 80202.

(2)      Includes 100,000 shares held by a revocable family trust and 450 shares owned by Mr. Fong’s son. Mr. Fong disclaims beneficial ownership of the shares of common stock held by such trust and his son.

(3)      Consists of (a) 13,218 shares held of record, (b) options to purchase 116,084 shares of our common stock and restricted stock units as to 96,774 shares, which vest within 60 days of April 3, 2023, held in the name of Mr. Griffin; (c) 630,000 shares of our common stock held by MGG Investment Group, LP (“MGG”), of which Mr. Griffin is the Chief Executive Officer and Chief Investment Officer, and (d) 3,505,000 shares of common stock and 2,116,666 shares of common stock issuable upon exercise of warrants held by MGG SF Drawdown Unlevered Fund II LP (“MGG Fund”), of which Mr. Griffin is the Chief Executive Officer and Chief Investment Officer. Notwithstanding his dispositive and voting control over such shares, Mr. Griffin disclaims beneficial ownership of the shares of our common stock and warrants held by MGG and MGG Fund, except to the extent of his proportionate pecuniary interest therein. The business address of each of the foregoing is c/o Graubard Miller, The Chrysler Building, 405 Lexington Avenue, 11th Floor, New York, New York 10174.

(4)      Includes options to purchase 401,183 shares and restricted stock units as to 96,774 shares, which vest within 60 days of April 3, 2023.

(5)      Consists of (a) 13,218 shares held of record, (b) options to purchase 19,310 shares of our common stock and restricted stock units as to 96,774 shares, which vest within 60 days of April 3, 2023, held in the name of Mr. Ledecky, and (c) 2,625,000 shares and 2,116,667 shares of common stock issuable upon exercise of warrants held by Ironbound Partners Fund, LLC, an affiliate of Mr. Ledecky. Notwithstanding his dispositive and voting control over such shares, Mr. Ledecky disclaims beneficial ownership of the shares of our common stock and warrants held by Ironbound Partners Fund, LLC, except to the extent of his proportionate pecuniary interest therein. The business address of Mr. Ledecky is c/o Graubard Miller, The Chrysler Building, 405 Lexington Avenue, 11th Floor, New York, New York 10174.

(6)      Includes restricted stock units as to 145,161 shares, which vest within 60 days of April 3, 2023.

(7)      Includes options to purchase 421,905 shares. Also includes 15,000 shares held by Mr. Tech’s daughter. Mr. Tech disclaims beneficial ownership of the shares of common stock held by his daughter.

(8)      Includes options to purchase 20,000 shares. The beneficial ownership information for Ms. Calhoun is based on the most recent information provided to the Company as of the time of Ms. Calhoun’s resignation from her position as Vice President and General Manager of XL Grid on February 1, 2023.

(9)      The beneficial ownership information for Mr. Berklas is based on the most recent information provided to the Company as of the time of Mr. Berklas’s resignation from his position as General Counsel and Vice President of Corporate Development on May 15, 2022.

(10)    The beneficial ownership information for Mr. Hynes is based on the most recent information provided to the Company.

(11)    See footnotes (2) – (7) above. Includes options to purchase a total of 961,226 shares and restricted stock units as to a total of 586,766 shares, which vest within 60 days of April 3, 2023.

(12)    Consists of 11,379,917 shares held of record by Mr. Davis. The business address of the stockholder is 145 Newton Street, Boston, Massachusetts 02135.

Insider Trading, Anti-Hedging and Anti-Pledging

Our Board has adopted an Insider Trading Policy governing stock trading and prohibiting insider trading, which applies to all of our directors, officers and employees. The policy contains various restrictions on transactions in our stock by our directors, officers and employees and requires all such trades to be pre-cleared and may only occur during permitted periods (based on, for example, the timing of the release of our quarterly or annual financial results, or during periods when the director, officer or employee is not acting on non-public material information). We also consider it improper and inappropriate for our directors, officers and employees to engage in short-term or speculative transactions in our securities. Our policy has prohibitions on short-term trading, short sales, publicly traded options, hedging transactions and margin accounts and pledges. No named executive officer has entered into any such prohibited transaction.

MANAGEMENT AND CORPORATE GOVERNANCE

Our Executive Officers

The executive officers of the Company as of the date of this proxy statement are as follows:

Name	Age	Principal Occupation During the Past Five Years
Christian Fong	46

Chief Executive Officer of the Company since February 2023 and President and a director of the Company since September 2022; prior thereto, Chief Executive Officer of Spruce Power, prior to its acquisition by the Company, from April 2018 to September 2022, also serving as board chair during this period. Mr. Fong served as a director of Terraform Power, Inc. from October 2017 to July 2020.

Donald Klein	49

Chief Financial Officer of the Company since April 2022. Prior thereto, Chief Financial Officer of Power Solutions International Inc., a publicly traded company and leader in the design, engineering and manufacture of a broad range of advanced, emission-certified engines and power systems, from January 2021 to April 2022, Interim Chief Financial Officer of Power Solutions International Inc. from July 2020 to January 2021 and Principal Accounting Officer of Power Solutions International Inc. from May 2018 to July 2020. Prior to his service at Power Solutions International Inc., Assistant Corporate Controller at Littelfuse, Inc. (NASDAQ: LFUS), a publicly traded company focused on the electronics, automotive and industrial markets, from January 2017 to May 2018. Prior to that role, from 2008 to 2017, served in various positions of increasing responsibility within finance and accounting, including most recently as Assistant Corporate Controller, at Navistar International Corporation, a NYSE-listed global manufacturer of commercial and military trucks, school buses, diesel engines and provider of service parts for trucks and diesel engines. Prior to Navistar, he worked for Hewitt Associates as Manager of External Reporting and at Ernst & Young LLP as a senior manager of assurance and advisory services.

Stacey Constas	56

General Counsel of the Company since May 2022; prior thereto, Associate General Counsel of the Company from February 2022 to May 2022. Prior to joining the Company, Associate General Counsel of Standex International Corporation and General Counsel of the Electronics Group of Standex International Corporation, a global diversified manufacturer, from 1998 to February, 2022.

Sarah Weber Wells	45

Senior Vice President, Finance and Accounting, and Head of Sustainability of the Company since February 2023; prior thereto Chief Financial Officer of Spruce Power from May 2022 to February 2023. Prior to joining Spruce Power, Finance Manager of Cornerstone Building Brands, a building products manufacturer, from November 2013 to November 2018.

Jonathan M. Norling	54

Chief Legal Officer of the Company since February 2023; prior thereto General Counsel of Spruce Power from January 2019 to February 2023, Deputy General Counsel of Spruce Power from January 2018 to January 2019, and Interim General Counsel of Spruce Power from July 2017 to January 2018.

There are no family relationships or other arrangements or understandings (as defined under applicable SEC regulations) among any of the directors or executive officers of the Company.

Our Board of Directors

Delaware law provides that our business is to be managed by or under the direction of our board of directors. Our board of directors is divided into three classes for purposes of election. Due to the retirement of one director and the resignation of another in December 2022, our three classes had become unbalanced; thus it is necessary at this annual meeting of stockholders to reconfigure the classes in order to create equal balance among all director classes. Our board of directors currently consists of 6 members, three of whom are nominated for election at the Annual Meeting. The board is currently classified into three classes as follows: (A) John P. Miller (who was appointed as a director by the board on March 4, 2022) and Eric Tech (who is moving into this class in order to create balanced director classes) constitute a class with a term ending at the 2024 annual meeting; (B) Kevin Griffin and Christopher Hayes constitute a class with a term ending at the 2025 annual meeting; and (C) Jonathan J. Ledecky and Christian Fong (who was appointed as a director by the board on September 9, 2022) constitute a class with a term ending at the Annual Meeting.

Set forth below are the names of the persons nominated for election as directors and those directors whose terms do not expire this year, their ages, their offices in the Company, if any, their principal occupations or employment for at least the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years. Additionally, information about the specific experience, qualifications, attributes or skills that led to our board of directors’ conclusion at the time of filing of this proxy statement that each person listed below should serve as a director is set forth below:

Name	Age	Position with the Company
Kevin Griffin	46	Director
Christopher Hayes	49	Chair of the Board
Jonathan J. Ledecky	65	Director
John P. Miller	65	Director
Eric Tech	59	Director
Christian Fong	46	President, Chief Executive Officer and Director

Our board of directors has reviewed the materiality of any relationship that each of our directors has with the Company, either directly or indirectly. Based upon this review, our board of directors has determined that the following members of our board of directors are “independent directors” as defined by New York Stock Exchange: Kevin Griffin, Christopher Hayes, Jonathan J. Ledecky and John P. Miller.

Kevin Griffin has served as a member of our board of directors since April 2019. Mr. Griffin has served as a member of the board of directors of Pivotal Acquisition Corp. III (“Pivotal III”) since February 2021 and also served as a member of the board of directors of Pivotal Acquisition Corp. (“Pivotal I”) from September 2018 until it consummated its initial business combination with KLDiscovery in December 2019 and has continued to serve on the board of directors of KLDiscovery (NYSE: KLDI) since such time. Mr. Griffin founded MGG Investment Group and since July 2014 has served as the Managing Partner, CEO, and CIO of the firm. In this capacity, Mr. Griffin is responsible for overseeing all aspects of the firm, including the investment process from origination through portfolio monitoring as well as the strategic vision for the firm. Mr. Griffin’s investment and mergers & acquisitions background provides significant benefit to the board when analyzing and assessing acquisition opportunities.

Christopher Hayes has served as a member of our board of directors since December 2020, and has been Chair since January 2023. From August 30, 2019 until December 2020, Mr. Hayes served as a member of the board of directors of XL Hybrids. Mr. Hayes currently serves as managing partner and director of Alturus, a sustainable infrastructure investment company he founded on January 1, 2017. From January 1, 2016 to January 1, 2017, Mr. Hayes served as the Senior Vice President of Corporate Development at Edison International, a publicly traded energy and power markets company. Mr. Hayes’ extensive experience with sustainably-focused companies provides substantial guidance and expertise to the board.

Jonathan J. Ledecky has served as a member of our board of directors since our inception. From our inception until December 2020, Mr. Ledecky served as our Chair and Chief Executive Officer. Mr. Ledecky has been a co-owner of the National Hockey League’s New York Islanders franchise since October 2014. He also serves as an Alternate Governor on the Board of Governors of the NHL and as President of NY Hockey Holdings LLC. Mr. Ledecky has served as chairman of Ironbound Partners Fund LLC, a private investment management fund, since March 1999. He served as President and Chief Financial Officer and as a director of Newtown Lane Marketing, Incorporated from October 2015 until it consummated its merger with Cyxtera Cybersecurity, Inc. in October 2021. He continued to serve as a director of the company (now Appgate Inc.) from such date until November 2022. He served as the President and Chief Operating Officer and as a director of Northern Star Acquisition Corp. from September 2020 until it consummated an initial business combination with Barkbox, Inc., the leading global brand for dogs, in June 2021. Mr. Ledecky served as a director of Bark, Inc. until October, 2022. He has also served as the President, Chief Operating Officer and director of Northern Star Investment Corp. II since November 2020, President, Chief Operating Officer and director of Northern Star Investment Corp. III since November 2020,President, Chief Operating Officer and director of Northern Star Investment Corp. IV since November 2020, Chairman of the Board of Pivotal Investment Corporation III since October 2020 and Chief Executive Officer, Chief Financial Officer and a director of Yale Transaction Finders Inc. since March 2022, each of which is a blank check company seeking to consummate a business combination. From August 2018 to December 2019, he served as Chairman and Chief Executive Officer of Pivotal Acquisition Corp. Mr. Ledecky continued to serve as a member of the board of KLDiscovery (NYSE: KLDI) from its merger until June 2021. Mr. Ledecky also served as a member of the board of directors of Propel Media, Inc., a digital media holding company, from January 2015 to January 2019. Mr. Ledecky’s lengthy history of acquisitions, and his knowledge of emerging market opportunities, provides a dynamic voice to board discussions and deliberations.

John P. Miller was appointed by the board to become a director in March 2022. Mr. Miller has over 40 years of broad-based executive management experience in the transportation, manufacturing and distribution industries in both public and private equity companies. From 2017 to 2021, he served as Chief Executive Officer of Power Solutions International (OTC Pink: PSIX), a leader in the design, engineering, and manufacturing of a broad range of advanced, emission-certified engines and power systems. Prior to Power Solutions, from 2008 through 2016, Mr. Miller served in operational and financial management positions of increasing responsibility at Navistar International Corporation, a global manufacturer of commercial and military trucks, school buses, and diesel engines. Mr. Miller’s substantial financial experience is of great assistance to the board as continued exploration of short and longer term growth strategies occurs.

Eric Tech has served as a member of the board of directors since December 2021 and served as Chief Executive Officer of the Company from December 2021 until February 1, 2023. Mr. Tech brings nearly 35 years of automotive and mobility industry experience to the Company. From June 2006 through August 2021, he held senior leadership positions of increasing responsibility at Navistar International Corporation (“Navistar”), a publicly traded global manufacturer and marketer of medium and heavy duty vehicles and parts, finishing his career there as Senior Vice President of Corporate Development. The board believes that, as former CEO, Mr. Tech is uniquely positioned to report to the board on Company activities and guide discussions regarding potential strategic priorities.

Christian Fong has served as Chief Executive Officer since February 2023 and as President and member of the board of directors since joining the Company in September 2022, through the business transaction between the Company and Spruce Power. From April 2018 to September 2022, Mr. Fong served as the Chief Executive Officer and Board Chair of Spruce Power prior to their acquisition by the Company. Mr. Fong joined the board of Spruce Power in April 2017, serving as co-chair from May 2017 until April 2018. Previously, Mr. Fong co-founded Renewable Energy Trust Capital (“RET”) in 2010 and served in various executive roles through 2016 with RET. As CEO, Mr. Fong’s input is critical to aiding the board’s understanding of company operations, growth plans and strategy.

Committees of Our Board of Directors and Meetings

Meeting Attendance.    During the fiscal year ended December 31, 2022 there were 18 meetings of our board of directors. No director attended fewer than 75% of the total number of meetings of our board of directors and of committees of our board of directors on which he or she served during fiscal 2022. Each member of our board of directors is strongly encouraged but is not required to attend each annual meeting of our stockholders. Several times each year, as circumstances dictate, non-management directors meet in executive session without management. All non-management directors of the Company are independent as determined under applicable NYSE guidelines. Such independence is assessed and confirmed annually by the Nominating/Corporate Governance Committee, as reported to the full board.

Audit Committee.    Our Audit Committee met five times during fiscal 2022. This committee currently has three members, John P. Miller (Chair), Christopher Hayes and Jonathan Ledecky. Our Audit Committee’s role and responsibilities are set forth in the Audit Committee’s written charter (found on the Company’s website, www.sprucepower.com, under the Governance tab), and include the authority to appoint, compensate, retain, oversee and terminate the services of our independent registered public accounting firm. In addition, the Audit Committee reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits. All members of the Audit Committee satisfy the current independence standards promulgated by the SEC and by the New York Stock Exchange, as such standards apply specifically to members of audit committees. John P. Miller is an “audit committee financial expert,” as determined by the board of directors. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.

Compensation Committee.    Our Compensation Committee met six times during fiscal 2022. This committee currently has three members, Christopher Hayes (Chair), Kevin Griffin and John P. Miller. Our Compensation Committee’s role and responsibilities are set forth in the Compensation Committee’s written charter (found on the Company’s website, www.sprucepower.com, under the Governance tab), and includes reviewing, approving and making recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of our board of directors are carried out and that such policies, practices and procedures contribute to our success, including undertaking an annual review of its own performance. Our Compensation Committee also administers our 2020 Equity Incentive Plan. The Compensation Committee is responsible for the determination of the compensation of our chief executive officer, and shall conduct its decision-making process with respect to that issue without the chief executive officer present. All members of the Compensation Committee qualify as independent under the definition promulgated by the New York Stock Exchange.

The Compensation Committee has adopted the following processes and procedures for the consideration and determination of executive and director compensation:

•        The Compensation Committee establishes a compensation policy for executive officers that includes (i) an annual base salary, (ii) incentive compensation which is awarded for the achievement of predetermined financial, strategic or other designated objectives of the Company as a whole and of the executive officers individually and (iii) long-term incentive compensation in the forms of equity participation and other awards with the goal of aligning, where appropriate, the long-term interests of executive officers with those of the Company’s stockholders and otherwise encouraging the achievement of superior results over an extended time period.

•        The Compensation Committee establishes a compensation policy for the Company’s executive officers that (i) enhances the profitability of the Company and increases stockholder value, (ii) recognizes individual initiative, leadership, achievement and other contributions and (iv) provides competitive compensation that will attract and retain qualified executives.

•        The Compensation Committee annually reviews the compensation policy for the Company’s directors, Chief Executive Officer and other executive officers, which review includes (i) a review and approval of corporate goals and objectives relevant to the compensation of the Chief Executive Officer and other executive officers, (ii) an evaluation of the Chief Executive Officer’s performance in light of relevant corporate goals and objectives, (iii) a performance evaluation of the Company’s management (iv) a review of executive supplementary benefits and, as appropriate, the Company’s retirement, benefit and special compensation programs involving significant cost, (v) a review of the Company’s equity-based plans that are subject to approval by our board of directors and (v) a review of competitive practices and trends to determine the adequacy of the executive compensation program.

•        The Compensation Committee has the authority to retain or obtain the advice of such compensation consultants, legal counsels, experts and other advisors as the committee may deem appropriate in its sole discretion.

•        The Compensation Committee has the authority, to the extent permitted by and consistent with applicable law and the provisions of the Company’s 2020 Equity Incentive Plan, to delegate to one or more executive officers of the Company the power to grant options or other stock awards pursuant to the Company’s 2020 Equity Incentive Plan.

The Compensation Committee further assists the board in its oversight of the development and implementation of the Company’s human capital management, including those policies and strategies regarding recruiting, retention, career development, opportunity, advancement, and succession and employment practices to ensure appropriate attraction, development, and retention of employees whose contributions are critical to the success of the Company.

Nominating and Corporate Governance Committee.    Our Nominating and Corporate Governance Committee (“Nominating Committee”) met six times during fiscal 2022 and currently has two members, John P. Miller (Chair) and Christopher Hayes. Our board of directors has determined that all members of the Nominating Committee qualify as independent under the definition promulgated by the New York Stock Exchange. The Nominating Committee’s responsibilities are set forth in the Nominating Committee’s written charter and include, among other things:

•        identifying, reviewing and making recommendations of candidates to serve on our board of directors;

•        evaluating the performance of our board of directors, its committees and individual directors and determining whether continued service on our board of directors is appropriate;

•        evaluating nominations by stockholders of candidates for election to our board of directors;

•        evaluating the current size, composition and organization of our board of directors and its committees and making recommendations to our board of directors for approvals;

•        developing a set of corporate governance policies and principles and recommending to our board of directors any changes to such policies and principles;

•        reviewing issues and developments related to corporate governance and identifying and bringing to the attention of our board of directors current and emerging corporate governance trends; and

•        reviewing periodically the Nominating Committee charter, structure and membership requirements and recommending any proposed changes to our board of directors, including undertaking an annual review of its own performance.

Generally, our Nominating Committee considers candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. Once identified, the Nominating Committee will evaluate a candidate’s qualifications in accordance with our Nominating Committee Policy Regarding Qualifications of Directors appended to our Nominating Committee’s written charter. Threshold criteria include: integrity and ethical values, commitment to the long term value of the Company and its stockholders, absence of conflicts of interest, fair and equal representation of all stockholders of the Company, achievement in the fields of business, professional, governmental, community, scientific or educational endeavors, the ability to function effectively in an oversight role, a diversity of backgrounds, perspectives, experience, age, gender, ethnicity and citizenship, understanding of the Company’s business, ability to devote adequate time to our board of directors and its committees, no conflicts with any applicable board policies. Our Nominating Committee has not adopted a formal diversity policy in connection with the consideration of director nominations or the selection of nominees. However, the Nominating Committee will consider issues of diversity among its members in identifying and considering nominees for director, and strive where appropriate to achieve a diverse balance of backgrounds, perspectives, experiences, ages, genders, ethnicities and countries of citizenship on our board of directors and its committees. The board believes that diversity of membership is important to foster various points of view, improving the quality of dialogue, contributing to a more effective decision-making process, and enhancing overall culture in the boardroom.

The Nominating Committee undertakes an annual assessment of each director’s skills and experiences in order to ensure that the board is most effectively responding to the needs of the business, acting in the best interests of stockholders. The Committee reviews how the experiences and skills of each director complement those of fellow board members to create a balanced board with diverse viewpoints and deep expertise.

If a stockholder wishes to propose a candidate for consideration as a nominee for election to our board of directors, they must follow the procedures described in our Bylaws and in “Stockholder Proposals and Nominations for Director” at the end of this proxy statement. In general, persons recommended by stockholders will be considered in accordance with our Policy on Stockholder Recommendation of Candidates for Election as Directors appended to our Nominating Committee’s written charter. Any such recommendation should be made in writing to the Nominating Committee, care of our Corporate Secretary at our principal office and should be accompanied by the following information concerning each recommending stockholder and the beneficial owner, if any, on whose behalf the nomination is made:

•        as to each recommending stockholder, (i) the name and address of such recommending stockholder (including, if applicable, the name and address that appear on the Company’s books and records) and

(ii) the number of shares of each class or series of stock of the Company that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such recommending stockholder;

•        as to each recommending stockholder, (i) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (“Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such recommending stockholder with respect to any shares of any class or series of stock of the Company; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any recommending stockholder satisfying the requirements of Rule 13d-1(b)(1) under the Securities Exchange Act of 1934 (the “Exchange Act”) (other than a recommending stockholder that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such recommending stockholder as a hedge with respect to a bona fide derivatives trade or position of such recommending stockholder in the ordinary course of such recommending stockholder’s business as a derivatives dealer, (ii) any rights to dividends on the shares of any class or series of stock of the Company owned beneficially by such recommending stockholder that are separated or separable from the underlying shares of the Company, (iii) any material pending or threatened legal proceeding in which such recommending stockholder is a party or material participant involving the Company or any of its officers or directors, or any affiliate of the Company, (iv) any other material relationship between such recommending stockholder, on the one hand, and the Company or any affiliate of the Company, on the other hand, (v) any direct or indirect material interest in any material contract or agreement of such recommending stockholder with the Company or any affiliate of the Company (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement) and (vi) any other information relating to such recommending stockholder that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such recommending stockholder in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (i) through (vi) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a recommending stockholder solely as a result of being the stockholder directed to prepare and submit the notice required by our Bylaws on behalf of a beneficial owner; and

•        as to each candidate whom a recommending stockholder proposes to nominate for election as a director, (i) all information with respect to such candidate for nomination that would be required to be set forth in a stockholder’s notice if such candidate for nomination were a recommending stockholder, (ii) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (iii) a description of any direct or indirect material interest in any material contract or agreement between or among any recommending stockholder, on the one hand, and each candidate for nomination or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such recommending stockholder were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant and (iv) a completed and signed questionnaire, and other supporting materials.

A copy of the Nominating Committee’s written charter is publicly available on our website at www.sprucepower.com under the Governance tab.

Christian Fong was appointed to our board of directors, effective as of September 9, 2022, in connection with the closing of our acquisition of the Spruce Power.

Board Leadership Structure and Role in Risk Oversight

Currently, the role of chair of the board is separated from the role of chief executive officer, and we plan to keep these roles separate. We believe that separating these positions allows our chief executive officer to focus on our day-to-day business, while allowing the chair of the board to lead the board of directors in its fundamental role of providing advice to and independent oversight of management. Our board of directors recognizes the time, effort, and energy that the chief executive officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our chair, particularly as the board of directors’ oversight responsibilities continue to grow. While our bylaws and our corporate governance guidelines do not require that our chair and chief executive officer positions be separate, our board of directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

One of the key functions of our board of directors is informed oversight of our risk management process. Our board of directors does not have a standing risk management committee, but administers this oversight function directly through our board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure and our audit committee will have the responsibility to consider and discuss our major financial risk exposures and the steps our management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our audit committee monitors compliance with legal and regulatory requirements, and also has oversight responsibilities for the Company’s cybersecurity and data privacy risk management responsibility. The head of the Company’s Internal Audit function conducts an annual risk assessment survey and analysis, which is reported to the Audit Committee. Our compensation committee assesses and monitors whether our compensation plans, policies and programs comply with applicable legal and regulatory requirements.

Communications by Stockholders and Others to Our Board of Directors

Generally, stockholders or other interested entities who have questions or concerns should contact our Investor Relations department at investors@sprucepower.com. However, any stockholders or other interested parties who wish to address questions regarding our business directly with our board of directors, to any individual director, or to the non-management directors as a group should direct his or her questions to the board of directors by mailing or hand delivering written communications to Attn: Security Holder Communications, Board of Directors, Spruce Power Holding Corporation, 1875 Lawrence Street, Suite 320, Denver, Colorado 80202. Communications will be distributed to our board of directors, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of our board of directors may be excluded, such as:

•        junk mail and mass mailings;

•        resumes and other forms of job inquiries;

•        surveys; and

•        solicitations or advertisements.

In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, in which case it will be made available to any outside director upon request.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Narrative Discussion of Executive Compensation1

This section explains our executive compensation program for our named executive officers (“NEOs”) and the decisions made with respect to 2022 regarding the compensation of each of our NEOs who served in 2022. This section also describes the process of our Compensation Committee (the “Committee”) and board of directors for making compensation decisions, as well as the rationale for specific decisions related to the fiscal year ended December 31, 2022. We refer to the following individuals in this proxy statement as our named executive officers or NEOs:

Name	Position
Eric Tech	Former Chief Executive Officer
Christian Fong	President and Chief Executive Officer
Colleen Calhoun	Former Vice President and General Manager of XL Grid
James Berklas	Former General Counsel and Vice President of Corporate Development
Thomas (Tod) Hynes III	Former President

How Our NEOs Were Selected

Our NEOs have been determined in accordance with the rules of the Securities and Exchange Commission, which provides that our NEOs consist of (i) the person who served as our Chief Executive Officer during 2022 (Mr. Tech), (ii) the two other most highly compensated executive officers of the Company based on their total compensation during 2022 who were executive officers as of December 31, 2022 (Mr. Fong and Ms. Calhoun), and (iii) two other persons who would have been NEOs but for the fact that the person was not serving as an executive officer of the Company as of December 31, 2022 (Mr. Berklas and Mr. Hynes). As a result of the changes in our management team during 2022 and 2023 as described in the next paragraph, Mr. Fong is the only NEO who is still an executive officer as of the date of this proxy statement.

Mr. Tech joined the Company on December 1, 2021 and, through the disclosed transition of leadership from legacy management to management who joined the Company with the acquisition of Spruce Power, resigned on February 1, 2023 when Mr. Fong was appointed as Chief Executive Officer. Mr. Fong was appointed as President on September 9, 2022 and became CEO on February 1, 2023. In connection with this disclosed transition of leadership, Ms. Calhoun, who had been serving as Vice President and General Manager of XL Grid, departed the Company on February 1, 2023. Mr. Berklas resigned as General Counsel and Vice President of Corporate Development on May 15, 2022. Mr. Hynes resigned as President on March 21, 2022.

Compensation Practices & Policies

We believe the following practices and policies within our program promote sound compensation governance and are in the best interests of our stockholders and executives:

What We Do		What We Don’t Do
✓	Emphasize variable pay over fixed pay, with a significant portion tied to our financial results and stock performance	✗	No tax gross ups
✓	Maintain anti-hedging and anti-pledging policies	✗	No repricing or exchange of underwater options without stockholder approval
✓	Provide for “double-trigger” equity award vesting and severance benefits upon a change in control	✗	No option or stock appreciation rights granted below fair market value
✓	Use an independent compensation consultant	✗	No supplemental executive retirement plans

____________

1        We qualify as a “smaller reporting company” under the rules promulgated by the SEC, and we have elected to comply with the disclosure requirements applicable to smaller reporting companies.

WHAT GUIDES OUR PROGRAM

Executive Compensation Philosophy and Objectives

Our executive compensation philosophy is driven by the following guiding principles that underpin the critical connections between performance, long-term value creation, talent management, compensation governance and our cultural values:

•        Competitively Positioned:    Target compensation should be competitive with that being offered to individuals in comparable roles at other companies with which we compete for talent to ensure that we employ the best people to lead our success.

•        Performance-Driven and Stockholder-Aligned:    A meaningful portion of total compensation should be variable and linked to the achievement of specific short- and long-term performance objectives and designed to drive stockholder value creation.

•        Responsibly Governed:    Decisions about compensation should be guided by appropriate governance standards and rigorous processes that encourage prudent decision-making.

Elements of Pay: Total Direct Compensation

Our executive compensation philosophy is supported by the following principal elements of pay:

Pay Element	How It’s Paid	Purpose
Base Salary	Cash (Fixed)

Provide a competitive base salary rate relative to similar positions in the market and enable the Company to attract and retain critical executive talent, reward overall performance by our executive officers and provides a degree of financial stability for each of our executive officers

Annual Incentives	Cash (Variable)	Reward executives for delivering on annual strategic objectives that we believe contribute to the creation of stockholder value and help us attract and retain critical executive talent.
Long-Term Incentives	Equity (Variable)	Provide incentives for executives to execute on longer-term financial goals that we believe drive the creation of stockholder value and help us attract and retain executive talent.

Executive Compensation Decision-Making Process

The Role of the Compensation Committee.    The Compensation Committee oversees the executive compensation program for our NEOs. The Committee is comprised of independent, non-employee members of the Board. The Committee works closely with its independent consultant and management to examine the effectiveness of the Company’s executive compensation program throughout the year. Details of the Compensation Committee’s authority and responsibilities are specified in its charter, which may be accessed at our website at https://investors.sprucepower.com/governance/documents-and-charters/default.aspx. The Committee makes all final compensation and equity award decisions regarding our NEOs, except for the CEO, whose compensation is determined by the independent members of the full Board, based upon recommendations of the Committee.

The Role of Management.    Members of our management team attend regular meetings where executive compensation, Company and individual performance, and competitive compensation levels and practices are discussed and evaluated; however, they are not present in the board room, nor do they participate in discussions about their own pay. Only the Compensation Committee members are allowed to vote on decisions regarding NEO compensation. The CEO reviews his recommendations pertaining to other executives (non-NEO) pay with the Committee providing transparency and oversight. Decisions on non-NEO pay are made by the CEO. The CEO does not participate in the deliberations of the Committee regarding his own compensation. Independent members of the Board make all final determinations regarding CEO compensation.

The Role of the Independent Consultant.    The Compensation Committee engages an independent compensation consultant to provide expertise on competitive pay practices, program design, and an objective assessment of any inherent risks of any programs. Pursuant to authority granted to it under its charter, the Compensation Committee has hired Pearl Meyer & Partners, LLC (“Pearl Meyer”) as its independent consultant. Pearl Meyer reports directly to the Compensation Committee and does not provide any additional services to management. The Compensation Committee has conducted an independence assessment of Pearl Meyer in accordance with SEC rules.

The Role of Peer Group Companies.    The Compensation Committee strives to set a competitive level of total compensation for each NEO as compared with executive officers in similar positions at peer companies. For purposes of setting 2022 compensation levels, the Committee did not reference a specific peer group or conduct formal benchmarking, but subjectively took into account publicly available data of similarly sized and situated companies and industry specific survey data. This market data was not the sole determinant in setting pay levels for the NEOs. Actual pay levels can be above or below the targeted levels depending on the Committee’s subjective evaluation of factors such as experience, individual or company performance, tenure, employee potential, unique skills, criticality of the position to the Company and other factors. In general, the Compensation Committee desires to balance general internal and external equity and reserve the right to use discretion to deviate when necessary to recruit employees and/or retain the right talent.

2022 EXECUTIVE COMPENSATION PROGRAM IN DETAIL

Base Salary

Base salary represents annual fixed compensation and is a standard element of compensation necessary to attract and retain executive leadership talent. Base salary also rewards overall performance and provides a degree of financial stability for our NEOs. In making base salary decisions, the Compensation Committee considers the CEO’s recommendations, as well as each NEO’s position and level of responsibility within the Company. The Committee (and the Board with respect to the CEO) takes into account factors such as competitive market data as well as individual performance, experience, tenure, internal equity, and employee potential. Among each NEO, the relative weighting of these factors was not assigned to all or any individual, but the Committee did make subjective determinations that the amounts of base salary were appropriate considering all of these factors collectively. Given the business transition after the Spruce Power acquisition during the 2022 fiscal year, no NEO was granted a salary increase during the year. Mr. Fong’s base salary was established in connection with the negotiation of his employment agreement, which was signed Mr. Fong joined the Company in connection with the Company’s acquisition of Spruce Power on September 9, 2022.

Incentives

The 2022 Annual Incentive Plan provided our NEOs the opportunity to earn a performance-based annual cash bonus. Actual payouts depend on the achievement of a combination of pre-determined organizational and individual performance objectives. Target annual bonus opportunities are expressed as a percentage of base salary and were established by the NEO’s level of responsibility and their ability to impact overall results. These targets were established based on recommendations from our independent consultants. Target award opportunities for 2022 were as follows:

Name	2022 Base Salary	Bonus Target (% of Base Salary)	Bonus at Target ($)
Eric Tech	$600,000	80%	$480,000
Christian Fong	$650,000	100%	$429,000	(1)
Colleen Calhoun	$375,000	45%	$168,750
James Berklas	$375,000	40%	$150,000
Thomas (Tod) Hynes III	$372,500	* (2)	—

____________

(1)      Under the terms of his employment agreement, Mr. Fong’s incentive bonus for 2022 is prorated for the period of his employment (September 9, 2022 through December 31, 2022).

(2)      At the time that the Committee was setting 2022 bonus targets, Mr. Hynes was in the process of considering his resignation from the Company, which occurred on March 21, 2022; therefore, Mr. Hynes did not receive a bonus for the fiscal year 2022.

2022 Organizational Performance Metrics.    In 2022, the Committee identified revenue, gross margin and EBITDA as the organizational performance metrics in the Annual Incentive Plan because we believe it is important to focus our NEOs on top line growth and profitability. Revenue ensures we are delivering an appropriate level of top-line growth, while gross margin keeps us focused on efficient delivery and execution, and EBITDA focuses our NEOs on cash generated by the Company’s operations.

Annual Incentive Plan Structure.    The Annual Incentive Plan provides each of our NEOs with a bonus opportunity that can range from 0% to 150% of target award amounts. The plan as contemplated in 2022 was structured as follows:

Plan Goal Component	Organizational and Individual Plan Weighting	Weighting Within Metric Group	Payouts
			Min*	Target	Max
Organizational Performance Metrics	60%
Revenue		25%	75%	100%	150%
Gross Margin		25%	75%	100%	150%
EBITDA		50%	75%	100%	150%
Individual Performance Metrics	40%
Discrete objectives established for each NEO		100%	75%	100%	150%

Minimum payouts are subject to the achievement of a pre-determined “threshold” metric — such as revenue or gross margin, that was set at 75% of the relevant organization or individual target.

Annual Incentive Plan Results.    In determining bonus target achievement, the Committee measured results against goals, and additionally considered other events that occurred during the fiscal year, for which NEO leadership was critical. Notably, in September, 2022, the Company consummated the transformational acquisition of Spruce Power, strategically repositioning the Company’s business focus to a distributed clean energy provider. Additionally, the Company, in late December, 2022, announced its exit from the drivetrain segment and the sale of certain drivetrain assets to a third party. NEOs were instrumental in planning and executing the actions required to achieve this transformational shift of the Company during 2022. Additionally, certain NEOs received guaranteed bonus payments pursuant to the Executive Severance Policy, discussed below.

Long-Term Equity Incentives

In 2022, the Committee determined that all long-term equity incentives would be granted in the form of restricted stock units (“RSUs”), with a four year vesting schedule of twenty-five percent (25%) per year on the anniversary date of grant. The Committee believes that RSUs best align the interests of award recipients with those of our stockholders based on recommendations from our independent consultant. The long term nature of the RSUs creates performance and retention incentive for recipients.

As we continue to evolve as a business, we recognize that the structure of our equity program must evolve with the transition of our business strategy. The Compensation Committee is currently evaluating its approach to long-term equity incentive compensation and is committed to putting forth a program that aligns the interests of our executives and stockholders each year.

The 2022 awards for each NEO were as follows:

Name	RSUs	Grant Date Fair Value(1) ($)
Eric Tech	806,452	$1,000,000
Christian Fong(2)	3,484,848	$3,730,606
Colleen Calhoun	440,000	$598,800
James Berklas(3)	190,000	$288,800
Thomas (Tod) Hynes III(4)	—	—

____________

(1)      Individual award amounts reflect the grant date fair values of such awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures.

(2)      Under the terms of his Employment Agreement, Mr. Fong received three grants on September 9, 2022: (a) 909,091 shares that vested immediately, (b) a restricted stock unit award with respect to 909,091 shares, 25% of which vest on September 9, 2023 and 6.25% of which vest on the last day of each calendar quarter following September 9, 2023 (beginning on September 30, 2023) over the following three years, and (c) a restricted stock unit award with respect to 1,666,666 shares that vest in 10% increments on the dates certifies the following milestone stock prices have been achieved or exceeded, provided that Mr. Fong remains employed and such achievement occurs within ten years of the date of grant: (i) $3.23; (ii) $5.37; (iii) $7.50; (iv) $9.64; (v) $11.77; (vi) $13.91; (vii) $16.04; (viii) $18.18; (ix) $20.31; and (x) $22.45.

(3)      Mr. Berklas resigned from the position of General Counsel/VP Corporate Development on May 15, 2022, and departed the Company in the fourth quarter of 2022. Thus, this grant was cancelled under its terms, as recipient must be employed on the date of vest to receive shares.

(4)      Mr. Hynes’ resignation was tendered on March 21, 2022, which was prior to the approval of awards by the Compensation Committee.

OTHER PRACTICES, POLICIES & GUIDELINES

Anti-Hedging & Pledging Policies

Our insider trading policy prohibits our employees, including officers, and directors from pledging or engaging in hedging or similar transactions in our securities, including but not limited to prepaid variable forwards, equity swaps, collars, exchange funds, puts, calls and short sales.

Other Benefits and Perquisites

All of our NEOs are eligible to participate in our employee benefit plans, including medical, dental, vision, and life insurance plans, in each case on the same basis as all of our other employees. We pay the premiums for the life, disability, accidental death, and dismemberment insurance for all employees, including our NEOs. We generally do not provide perquisites or personal benefits.

401(k) Plan and Employee Stock Purchase Plan

We maintain a 401(k) plan that provides eligible employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer eligible compensation up to certain Code limits, which are updated annually. The Company provides for safe harbor matching contributions equal to 100% on the first 3% of an employee’s eligible earnings deferred and an additional 50% on the next 2% of an employee’s eligible earnings deferred. Employee elective deferrals and safe harbor matching contributions are 100% vested at all times. The 401(k) plan is intended to be qualified under Section 401(a) of the Code, with the related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan are deductible by us when made, and contributions and earnings on those amounts are not generally taxable to the employees until withdrawn or distributed from the 401(k) plan.

Impact of Tax and Accounting

We regularly consider the various tax and accounting implications of our compensation plans. When determining the amount of long-term incentives and equity grants to executives and employees, the compensation costs associated with the grants are reviewed, as required by FASB ASC Topic 718.

While considering tax deductibility as only one of several considerations in determining compensation, the Committee believes that the tax deduction limitation should not compromise its ability to structure compensation programs that provide benefits to the Company that outweigh the potential benefit of a tax deduction and, therefore, may approve compensation that is not deductible for tax purposes.

Executive Compensation Tables

2022 Summary Compensation Table

The following table sets forth information regarding the compensation to our NEOs for the years ended December 31, 2022 and 2021.

Name	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Eric Tech	2022	$600,440	$520,000	$1,000,000	—	$465,414	$2,585,854
Former CEO	2021	50,000	250,000	1,260,000	$540,000	—	2,100,000
Christian Fong	2022	200,000	203,014	3,730,606	—	12,200	4,145,820
President and CEO
Colleen Calhoun	2022	375,440	182,812	598,800	—	45,112	1,202,164
Former VP and General Manager of XL Grid
Thomas (Tod) Hynes III(5)	2022	83,445	—	—	—	494,075	577,520
Former President	2021	352,500	—	—	—	11,600	364,100
James Berklas(6)	2022	187,796	—	288,800	—	1,254	477,850
Former VP – Corporate Development & General Counsel	2021	312,000	200,000	208,998	328,080	1,456	1,050,534

____________

(1)      Amounts in this column for 2022 represent bonuses guaranteed (in the case of Mr. Tech and Ms. Calhoun) under the Executive Severance Policy (see details below) in the event of termination due to a change of control of the Company, which the Board of Directors determined was applicable in connection with the acquisition of Spruce Power and the subsequent departure of legacy pre-acquisition executives; and a 2022 performance bonus to Mr. Fong.

(2)      Amounts shown under the heading “Stock Awards” reflect the grant date fair values of such awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures, based on assumptions set forth in Note 16 to the Company’s financial statements in its Annual Report on Form 10-K for the year ended December 31, 2022.

(3)      Amounts shown under the heading “Stock Option Awards” reflect the grant date fair values for stock option awards calculated using the Black-Scholes option pricing model based on assumptions set forth in Note 16 to the Company’s financial statements in its Annual Report on Form 10-K for the year ended December 31, 2022.

(4)      Consists of 401(k) plan contributions made by the Company; and for Mr. Tech, $418,114 paid in connection with compensation foregone from Mr. Tech’s prior employer, for which the Company agreed to indemnify Mr. Tech; and $35,100 for Mr. Tech and Ms. Calhoun for COBRA premiums under the Executive Severance Policy; and for Mr. Hynes, payment upon his March 21, 2022 resignation, made pursuant to his separation agreement.

(5)      Mr. Hynes resigned from the Company on March 21, 2022. The Salary column reflects payments made to him during his period of employment.

(6)      Mr. Berklas resigned from his role as General Counsel and VP/Corporate Development on May 15, 2022 and continued as a part time employee through November 15, 2022 ; as a result, his RSU grant for 2022 was forfeited.

Outstanding Equity Awards at 2022 Fiscal Year-End

The following table shows (i) the number of outstanding stock option awards that are vested and unvested as of December 31, 2022; (ii) the exercise price and expiration date of these options; and (iii) the aggregate number and value as of December 31, 2022 of all unvested restricted stock or units. The values ascribed to the awards in the table below may or may not be realized by their recipients, depending on share prices at the time of vesting or exercise.

Outstanding Equity Awards at Fiscal Year-End
Option Awards							Restricted Stock Unit Awards
Name	Number of Securities Underlying Unexercised Options – Exercisable (#)	Number of Securities Underlying Unexercised Options – Unexercisable (#)	Option Exercise Price ($)(1)	Option Expiration Date(1)	Equity Award Grant Date	Equity Award Vesting Dates(2)	Number of Units of Stock Held That Have Not Vested (#)(3)	Market Value of Units of Stock Held that Have Not Yet Vested ($)(3)
Eric Tech	105,476	316,429	4.09	12/02/31	12/01/21	(b)	—	—
	—	—	—	—	12/01/22	(b)	99,022	91,001
	—	—	—	—	05/10/22	(c)	483,871	444,677
	—	—	—	—	05/10/22	(d)	322,581	296,452
Christian Fong	—	—	—	—	09/09/22	(a)	909,091	835,455
	—	—	—	—	09/09/22	(e)	1,666,666	1,531,666
Colleen Calhoun	8,750	11,250	14.54	01/04/2031	02/25/21	(a)	—	—
	—	—	—	—	04/16/21	(c)	21,957	20,178
	—	—	—	—	04/21/22	(d)	190,000	174,610
	—	—	—	—	05/20/22	(c)	250,000	229,750
Thomas (Tod) Hynes III	595,111	—	0.22	11/21/2023	07/01/18	(f)	—	—
James Berklas	—	—	—	—	—		—	—

____________

(1)      These columns reflect the exercise price and expiration date, respectively, for all of the stock options under each award.

(2)      The following describes the vesting dates of the relevant award: (i) those awards designated by an (a) vest 25% on the first anniversary of the grant date and then 6.25% each quarter thereafter; (ii) those awards designated by an (b) vest 25% on the first anniversary of the grant date and then in substantially equal monthly installments over the next three years following such first anniversary; (iii) those awards designated by an (c) vest 25% on the first anniversary of the grant date and then 25% each year thereafter; (iv) those awards designated by an (d) fully vest on the first anniversary of the grant date; (v) those awards designated by an (e) vest in 10% increments on the dates the plan administrator certifies the following milestone stock prices have been achieved or exceeded, provided that Mr. Fong remains employed on the date of certification and such achievement occurs within ten years of the date of grant: $3.23; $5.37; $7.50; $9.64; $11.77; $13.91; $16.04; $18.18; $20.31; and $22.45 (such milestone stock prices based on the average of the closing prices of the common stock on the New York Stock Exchange for a period of twenty consecutive trading days equaling or exceeding the applicable milestone stock price, as measured and, if applicable, certified as achieved within thirty days after the end of each calendar quarter); and (vi) those awards designated by a (f) are fully vested.

(3)      These columns reflect the number of unvested RSUs held by each NEO under each award of RSUs and the dollar value of those units is calculated using the closing market price of the Company’s common stock on December 30, 2022 of $0.9190.

Employment Agreements and Severance Agreements

Fong Employment Agreement.    The Company entered into an Employment Agreement with Mr. Fong on September 9, 2022 (the “Fong Employment Agreement”). Under the Fong Employment Agreement, Mr. Fong’s position with the Company is President and (effective on February 1, 2023) Chief Executive Officer. The Fong Employment Agreement provides for a term of employment that commenced on September 9, 2022, and that will continue until terminated by the Company or Mr. Fong. If Mr. Fong’s employment is terminated by the Company without Cause (as defined in the Fong Employment Agreement) (other than due to his death or Disability (as defined in the Fong Employment Agreement)) or he resigns without Good Reason, then either the Company or Mr. Fong will provide the other party with at least thirty days’ prior written notice of such termination. In the event that Mr. Fong’s employment with the Company is terminated as a result of his Disability or death, he will receive the following severance benefits: (a) a lump sum payment of a pro-rata portion of his target bonus for the calendar year in which such termination occurs based on the period worked by Mr. Fong during such calendar year prior to termination and (b) acceleration of unvested equity grants with time-based vesting that would have vested during the twelve month period following termination. The Fong Employment Agreement provides for (i) an initial annual base salary of $650,000 and (ii) an annual cash bonus with a target of 100% of his base salary based on achieving annual performance metrics determined by the Compensation Committee (the “Compensation Committee”) of the Board or the Board after consultation with him; provided, that, (x) any payments above the target bonus amount (if the metrics are achieved) will be in the sole discretion of the Compensation Committee or the Board and (y) any annual cash bonus for calendar year 2022 will be prorated for the period between September 9, 2022 to December 31, 2022. For the calendar year 2023 annual bonus only, if Mr. Fong is employed by the Company as of the date such bonus is due to be paid to other executive management team members, the annual bonus will be no less than the target bonus amount. The Company will provide Mr. Fong with up to $25,000 for attorneys’ fees with respect to the negotiations and all documentation relating to his becoming employed by the Company. In addition, the Fong Employment Agreement provides that if Mr. Fong’s employment with the Company is terminated not in connection with a Change of Control (as defined in the Fong Employment Agreement) (i) by the Company without Cause or (ii) by Mr. Fong for Good Reason and he executes and does not revoke a release of claims, he will receive the following severance benefits: (a) continuing payments in an amount equal to the sum of eighteen months of his then-current annual base salary and 1.5 times his target bonus, payable ratably over an eighteen month period, (b) acceleration of unvested equity grants with time-based vesting that would have vested during the twelve month period following termination, and (c) a lump sum payment equal to COBRA premiums at active employee rates for eighteen months. If Mr. Fong’s employment with the Company is terminated within a period of two years following a Change of Control or within a period of ninety days preceding a Change in Control, if the termination is related to the Change of Control, and (i) by the Company without Cause, or (ii) by Mr. Fong for Good Reason and, in all cases, he executes and does not revoke a release of claims, he will receive the following severance benefits: (a) a payment equal to twice the sum of his then-current annual base salary and target bonus, payable ratably over a twenty-four month period, (b) acceleration of all unvested equity grants, and (c) a lump sum payment equal to COBRA premiums at active employee rates for eighteen months.

Executive Severance Policy.    Effective May 11, 2022, the Company adopted an Executive Severance Policy (the “ESP”) which provides severance benefits to management and other key employees designated as participants by the board of directors. The ESP provides for severance benefits following a “Qualifying Termination” and enhanced severance benefits if there is a Qualifying Termination 90 days before or 12 months after a change of control of the Company. In September 2022, the Company Board of Directors determined that the Spruce Power acquisition qualified as a change in control of the Company, due to the nature of the transaction under which all executive management was scheduled to transition, and the pivoting of the strategic and operational focus of the Company away from its legacy business.

On October 26, 2022, the Company entered into a letter agreement (the “Calhoun Severance Letter”) with Colleen Calhoun confirming the severance Ms. Calhoun would be entitled to receive under the ESP following the Spruce Power acquisition. Pursuant to the Calhoun Severance Letter, following the termination of her employment as of February 1, 2023, and receipt by the Company of a separation agreement which included a customary release of claims, Ms. Calhoun is receiving severance benefits equal to eighteen months of base salary; payment of her 2022 annual performance bonus at 100% of target and payment of her 2023 annual performance bonus pro-rata based on the number of days Ms. Calhoun was employed in calendar year 2023; eighteen months of COBRA premiums; and immediate vesting of unvested, time-based equity awards that had been granted prior to the date of employment separation, along with an immediate ability to exercise any outstanding stock options.

Tech Employment Agreement.    The Company entered into an employment agreement with Mr. Tech on November 1, 2021 (the “Tech Employment Agreement”). Consistent with the determination of the Board of Directors determination to treat the Spruce Power acquisition as a change of control under the ESP, the Board of Directors also determined to pay severance benefits to Mr. Tech following the termination of his employment as Chief Executive Officer as of February 1, 2023 in accordance with the provisions under the Tech Employment Agreement for severance after a change of control. As a result, Mr. Tech is entitled to, and is receiving, the following severance under the Tech Employment Agreement, after receipt by the Company of a separation agreement which included a customary release of claims:

•        lump sum payment of base salary for 18 months;

•        the cost of COBRA continuation coverage for all health plans and programs for such 18 months periods, as applicable;

•        a pro rata portion of his annual performance bonus; and

•        immediate vesting of all outstanding options and RSUs.

Hynes Separation Agreement.    The Company entered into a letter agreement with Mr. Hynes on March 21, 2022 pursuant to which the Company agreed to pay Mr. Hynes: (a) a severance payment of $279,375; (b) $200,000 in lieu of annual director compensation; and (c) nine months of COBRA premium payments.

Pay Versus Performance

The Company and its Compensation Committee are committed to ensuring alignment between Company performance and executive compensation to encourage and reward management for the creation of stockholder value. This Pay versus Performance disclosure provides an additional perspective on our pay and performance alignment. This perspective is enhanced by the inclusion of Compensation Actually Paid (CAP) to our named executive officers, which captures the annual change in management’s total, company-derived wealth. This provides a distinct view from total compensation for our named executive officers as set forth in the “Summary Compensation Table” (SCT) pay, which captures the annual economic cost of compensation to the Company.

2022 was a transformational and transitional year for the Company. In part due to the replacement of a number of executive officers of the Company and the severance triggered in connection with the change in control resulting from the Spruce Power acquisition, the Company’s compensation metrics do not reflect direct alignment with 2022 performance. Going forward, the Company’s compensation programs are designed to align payout opportunities for our named executive officers with the Company’s long-term performance.

Pay Versus Performance Table

The following table shows the past two fiscal years’ of SCT pay, CAP, our indexed total shareholder return (TSR), and our net income.

Pay vs. Performance Table

Year	Summary Compensation Table Total for PEO(1&2)	Summary of Compensation Table Total for former PEO(1&2)	Compensation Actually Paid to PEO(1&3)	Compensation Actually Paid to former PEO(1&3)	Average Summary Compensation Table Total for Non-PEO NEOs(1&2)	Average Compensation Actually Paid to Non-PEO NEOs(1&3)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return(4)	Net Income (Loss) (thousands)(5)
2022	2,585,854	—	1,194,099	—	1,600,839	1,850,267	$3.87	$(93,931)
2021	2,100,000	4,839,218	1,7719,966	(46,892,889)	767,896	1,287,320	$13.95	$28,790

____________

(1)      NEOs included in these columns reflect the following:

Year	PEO	Non-PEO NEOs
2022	Eric Tech	Christian Fong, Thomas (Tod) Hynes III, James Berklas and Colleen Calhoun
2021	Eric Tech and Dimitri Kazarinoff	Thomas (Tod) Hynes III, Cielo Hernandez and James Berklas

(2)      Amounts reflect Summary Compensation Table Total Pay for our NEOs for each corresponding year.

(3)      The following table details the adjustment to the Summary Compensation Table Total Pay for our PEO, our former PEO and the average for our other NEOs, to determine “compensation actually paid”, as computed in accordance with Item 402(v). Amounts do not reflect actual compensation earned by or paid to our NEOs during the applicable year.

	PEO		Former PEO		NEO Average
	2022	2021	2022	2021	2022	2021
Summary Compensation Table Total	$2,585,854	2,100,000	—	4,839,218	$1,600,839	$767,896
Less: Reported Fair Value of Equity Awards(a)	(1,000,000)	(1,800,000)	—	—	(710,752)	379,039
Add: Year-End Fair Value of Equity Awards Granted in the Year(b)	741,129	1,417,945	—	—	607,037	138,364
Add: Fair Value of Equity Awards Granted in the Year that Vested in the Year(b)	—	—	—	—	400,833	—
Add: Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year(b)	(282,983)	—	—	(31,201,780)	(7,171)	—
Add: Change in Fair Value of Outstanding and Unvested Equity Awards(b)	(849,901)	—	—	—	(16,286)	—
Less: Fair Value at end of Prior Year of Equity Awards Granted in Prior Years that Forfeited During the Year(b)	—	—	—	(20,530,327)	(24,234)	—
Compensation Actually Paid	$1,194,099	$1,719,966	—	$(46,892,889)	$1,850,267	$1,287,320

____________

(a)      The amounts reflect the aggregate grant-date fair value reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

(b)      Fair values of unvested and outstanding equity awards to our NEOs were remeasured as of the end of each fiscal year, and as of each vesting date, during the years displayed in the table above. Fair values as of each measurement date were determined using valuation assumptions and methodologies that are generally consistent with those used to estimate fair value at grant under US GAAP, including the Black-Scholes formula for options granted at the money, and Monte Carlo simulation for premium-priced options and market-based restricted stock units. See “Note 16. Share-Based Compensation Expense” in the Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the corresponding fiscal year, where we explain assumptions made in valuing equity awards at grant.

(4)      The amounts reflect the indexed total shareholder return of our common stock at the end of each fiscal year. In each case, assume an initial investment of $100 on December 31, 2020, and reinvestment of dividends, if any.

(5)      The dollar amounts reported represent the net income reflected in our audited financial statements for the applicable year.

Director Compensation

No member of our board of directors who is also a member of management receives cash, equity or other non-equity compensation for service on our board of directors. In 2022 we approved the following Non-Employee Director Compensation Policy that is designed to align compensation with our business objectives and the creation of stockholder value, while enabling us to attract, retain, incentivize and reward directors who contribute to our long-term success.

Non-Employee Director Compensation Policy

Annual Equity Award.    Under the non-employee director compensation policy, each non-employee director of the Company will receive a $150,000 annual equity award, such award comprised solely of RSUs. The chair of our board of directors will receive an additional $20,000 annual equity award, such grant comprised solely of restricted stock units. The awards will be granted on the date of each annual meeting of stockholders at which the director is elected to our board of directors or continues to serve as a director. Each grant will vest in full on the first anniversary of the grant date.

Initial Equity Award.    Upon initial election to our board of directors, each new non-employee director of the Company will receive an initial equity award equal to 150% of the annual equity award, such award comprising of restricted stock units. The initial equity award will vest in equal installments on the first, second and third anniversary of the date of the grant.

Annual Cash Retainer.    Each non-employee director of the Company will receive an annual cash retainer of $50,000 for his or her service on our board of directors, and the chair of our board will receive an additional $20,000 cash retainer. Each member of the audit, compensation and nominating and corporate governance committees will receive an annual cash retainer of $10,000, $7,500 and $5,000, respectively. In addition, the chair of each of the audit, compensation and nominating and corporate governance committees will receive an additional cash retainer of $20,000, $15,000 and $10,000, respectively. The annual cash retainers, as applicable, will be payable in quarterly installments, in arrears, at the end of each calendar quarter for the duration of such non-employee director’s service on our board of directors or committee.

Director Compensation

Name	Fees earned or paid in cash ($)	Stock awards ($)(4)	Total ($)
(a)	(b)	(c)	(h)
Christopher Hayes	77,500	150,000	227,500
Deb Frodl(1)	95,000	150,000	245,000
Jon Ledecky	50,000	150,000	200,000
Kevin Griffin	57,500	150,000	207,500
Niharika Ramdev(2)	30,000	70,497	100,497
Sarah Sclarsic(3)	60,000	150,000	210,000
John P. Miller	92,500	375,000	467,500

____________

(1)      Ms. Frodl retired from the Board effective December 31, 2022 and pursuant to the approval of the Board, received a pro rata portion of the listed RSUs prior to their vesting date in recognition for service rendered during 2022.

(2)      Ms. Ramdev’s term as a director expired on the date of the 2022 annual meeting. She received, pursuant to the approval of the Board, a pro rata RSU award of 10,352 shares for service rendered prior to the expiration of her term as director.

(3)      Ms. Sclarsic resigned from the Board effective December 31, 2022 and pursuant to the approval of the Board, received a pro rata portion of the listed RSUs prior to their vesting date in recognition for service rendered during 2022.

(4)      Awards represent restricted stock units granted on May 4, 2022 with a grant price of $1.55.

Equity Compensation Plan Information

The following table summarizes share information, as of December 31, 2022, for the Company’s equity compensation plans and arrangements, consisting of the XL Fleet Corp. 2020 Equity Incentive Plan and XL Hybrids, Inc. 2010 Equity Incentive Plan. New awards may only be made under the 2020 Equity Incentive Plan.

Equity Plan Category	Number of Shares To Be Issued Upon Exercise Of Outstanding Options and Vesting of Outstanding RSUs(1)	Weighted- Average Exercise Price Of Outstanding Options(1)	Shares Remaining Available For Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by shareholders	15,923,978	$1.39	16,673,046
Equity compensation plans not approved by shareholders	—	—	—
Total	15,923,978	$1.39	16,673,046

____________

(1)      Consists of options with respect to 6,091,271 shares outstanding as of December 31, 2022 and RSUs with respect to 9,832,707 shares un-vested as of December 31, 2022. The weighted-average exercise price does not take the RSUs into account.

REPORT OF AUDIT COMMITTEE

The audit committee of our board of directors is currently composed of three members, each of which is independent as required by the listing standards of the New York Stock Exchange and the rules of the Securities and Exchange Commission. The Board has determined that each member of the Audit Committee is financially literate. The Audit Committee operates under a written charter adopted by the board of directors, found at the Company’s website, www.sprucepower.com, under the Governance tab. The Audit Committee reviews and assesses the adequacy of its charter and the Audit Committee’s performance on an annual basis.

Management has primary responsibility for our financial statements and the reporting process, including the systems of internal control over financial reporting. As more fully described in its charter adopted by our board of directors, the primary purpose of the Audit Committee is to assist the board of directors in overseeing the integrity of our financial statements, compliance with legal and regulatory requirements and the qualifications, performance and independence of the external auditors.

Marcum LLP (“Marcum”), which served as the Company’s independent registered public accounting firm through March 30, 2023, was responsible for planning and conducting an audit of the Company’s annual financial statements and a review of the Company’s quarterly financial statements. Further, Marcum was responsible for expressing opinions on the Company’s financial statements and internal control over financial reporting based on its audits.

As part of fulfilling its responsibilities, the Audit Committee meets periodically with Company management, Marcum and members of the internal audit function (established in during the fiscal year 2022), both separately and collectively. The Audit Committee reviewed and discussed the Company’s audited financial statements for the fiscal year 2022 with management and Marcum and discussed with Marcum those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee received the written disclosures and the letter from Marcum required by applicable requirements of the PCAOB regarding Marcum’s communications with the Audit Committee concerning independence, and has discussed with Marcum its independence. Based on these reviews and discussions with management and Marcum, the Audit Committee recommended to the board that the Company’s audited financial statements for the fiscal year ended December 31, 2022 be included in its Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Members of the Company’s Audit Committee
John P. Miller (Chair)
Christopher Hayes
Jonathan Ledecky

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Our Audit Committee Charter requires all future transactions between us and any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of them, or any other related persons, as defined in Item 404 of Regulation S-K, or their affiliates, in which the amount involved is equal to or greater than $120,000, be approved in advance by our audit committee. Any request for such a transaction must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee is to consider all available information deemed relevant by the audit committee, including, but not limited to, the extent of the related person’s interest in the transaction, and whether the transaction is on terms no less favorable to us than terms we could have generally obtained from an unaffiliated third party under the same or similar circumstances.

Related Party Transactions

Our board of directors adopted a written related person transactions policy that sets forth policies and procedures regarding the identification, review, consideration and oversight of related person transactions. For purposes of this policy only, a related person transaction is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we or any of its subsidiaries, are participants involving an amount that exceeds $120,000, in which any related person has a material interest.

Transactions involving compensation for services provided to us or any of our subsidiaries as an employee, consultant or director will not be considered related person transactions under this policy. A related person is any executive officer, director, nominee to become a director or a holder of more than 5% of any class of our voting securities (including our common stock), including any of their immediate family members and affiliates, including entities owned or controlled by such persons.

Under the related person transaction policy, the related person in question or, in the case of transactions with a holder of more than 5% of any class of our voting securities, an officer with knowledge of a proposed transaction, will be required to present information regarding the proposed related person transaction to our audit committee (or to another independent body of our board of directors) for review. To identify related person transactions in advance, we expect to rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related person transactions, our audit committee is expected to take into account the relevant available facts and circumstances, which may include, but are not limited to:

•        the risks, costs, and benefits to us;

•        the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•        the terms of the transaction;

•        the availability of other sources for comparable services or products; and

•        the terms available to or from, as the case may be, unrelated third parties.

Our audit committee will approve only those transactions that it determines are fair to us and in our best interests. The transactions described below occurred after the adoption of the Company’s related persons transactions policy.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. These indemnification agreements require us to indemnify such directors and executive officers for certain expenses, including reasonable attorneys’ fees, judgments (including any pre and post-judgment interest) penalties, fines, liabilities, and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers or any other company or enterprise to which the person provides services at our request.

Lease Agreement

On March 16, 2012, the Company entered into a lease agreement with Red Line Limit, LLC, as landlord, in connection with the lease of certain property located in Brighton, Massachusetts. The property is personally owned by James Davis, a holder of more than 5% of our common stock. Mr. Davis’ interest is limited to his ownership of the property. The Company vacated this location at the expiration of the lease, on July 31, 2022. For fiscal 2022, the Company paid rent of approximately $136,311; in 2021 the amount was approximately $235,000 in connection with the lease agreement.

Proposal No. 1

ELECTION OF DIRECTORS

(Notice Item 1)

Our board of directors currently consists of six members, classified into three classes as follows: Christian Fong and Jonathan J. Ledecky constitute a class with a term which expires at the upcoming annual meeting; stockholders are asked to elect Mr. Fong and Mr. Ledecky for a three year term expiring in 2026. Eric Tech and John P. Miller constitute a class with a term which expires in 2024; due to the need to rebalance the classes to ensure equal director classes, Mr. Tech has been moved into this class, and stockholders are requested to elect Mr. Tech for a one year term which expires in 2024. Kevin Griffin and Christopher Hayes constitute a class with a term which expires in 2025. At each annual meeting of stockholders, directors are elected for a term to succeed those directors whose terms are expiring.

Our board of directors has voted to nominate Mr. Fong and Mr. Ledecky for election at the annual meeting for a term of three years to serve until the 2026 annual meeting of stockholders, and Mr. Tech for a one year term to expire at the 2024 annual meeting of stockholders, and until their respective successors are elected and qualified. Mr. Miller, a Class A director, and the Class B directors (Kevin Griffin and Christopher Hayes) will serve until the Annual Meetings of Stockholders to be held in 2024 and 2025, respectively, and until their respective successors have been elected and qualified.

Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election of Christian Fong, Jonathan J. Ledecky and Eric Tech as directors. In the event that any nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as our board of directors may recommend in that nominee’s place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

A plurality of the shares voted for each nominee at the Annual Meeting is required to elect each nominee as a director.

Our board of directors Recommends The Election Of CHRISTIAN FONG, Jonathan J. Ledecky AND ERIC TECH As Directors, And Proxies Solicited By Our board of directors Will Be Voted In Favor Thereof Unless A Stockholder Has Indicated Otherwise On The Proxy.

Proposal No. 2

ratification of selection of INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Notice Item 2)

Change and Engagement of Independent Registered Public Accounting Firms

The Audit Committee has appointed Deloitte & Touche LLP (“Deloitte & Touche”), as our independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2023. Our board of directors proposes that the stockholders ratify this appointment. We expect that representatives of Deloitte & Touche will be present at the annual meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

On April 5, 2023, we filed a Current Report on Form 8-K (the “Form 8-K”) with the SEC reporting that, on March 30, 2023, we dismissed Marcum LLP (“Marcum”) as our independent registered public accounting firm and appointed Deloitte & Touche as our new independent registered public accounting firm, subject to the completion of Deloitte & Touche’s customary client acceptance procedures, which were completed on April 19, 2023, and Deloitte & Touche was engaged as our new independent registered public accounting firm on April 19, 2023. The decision to dismiss Marcum and to retain Deloitte & Touche was approved by our Audit Committee.

Marcum’s reports on the Company’s consolidated financial statements for each of the fiscal years ended December 31, 2022 and December 31, 2021 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s two most recent fiscal years and through March 30, 2023, there were no disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Marcum’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company’s consolidated financial statements for such years; and there were no reportable events, as listed in Item 304(a)(1)(v) of SEC Regulation S-K, except that Marcum concurred with the Company’s assessment of material weaknesses related to the Company’s internal control over financial reporting as of December 31, 2022 and 2021.

In deciding to appoint Deloitte & Touche, the Audit Committee reviewed auditor independence and existing commercial relationships with Deloitte & Touche and concluded that Deloitte & Touche has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2023.

We provided Marcum with a copy of the disclosures in the Form 8-K prior to filing the Form 8-K with the SEC. We requested that Marcum furnish us with a letter addressed to the SEC stating whether Marcum agrees with the statements made by us regarding Marcum in the Form 8-K and, if not, stating the respects in which it does not agree. A copy of Marcum’s letter dated April 5, 2023 to the SEC, stating that it agrees with the statements made in the Form 8-K, was filed as Exhibit 16.1 to an amendment to the Form 8-K filed on April 7, 2023.

During the fiscal years ended December 31, 2022 and December 31, 2021, and the subsequent interim period through April 19, 2023, the Company did not consult with Deloitte & Touche regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of SEC Regulation S-K.

Fees Billed by Marcum

The following table presents fees for professional audit services rendered by Marcum for the audit of the Company’s annual financial statements for the years ended December 31, 2022, and December 31, 2021, and fees billed for other services rendered by Marcum during those periods.

	2022	2021
Audit Fees:(1)	$633,450	$573,385
Audit Related Fees:(2)	$22,660	$31,190
Tax Fees:(3)	—	$—
Total Aggregate Fees:	$656,110	$604,575

____________

(1)      Audit Fees consisted of audit work performed in the preparation of financial statements, work during the fiscal year to implement standards and controls under Sarbanes-Oxley procedures, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory audits.

(2)      Audit Related Fees were incurred in 2022 principally in connection with the filing of a Current Report on Form 8-K to update the financial information in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 to reflect the Company’s change in segment reporting, and with the filing of the Company’s Form S-3 in November 2022; in 2021, such fees consisted principally of warrant valuation fees, a Company registration statement, and fees related to the acquisition of World Energy Efficiency Systems in May, 2021.

(3)      There were no Tax Fees incurred during the 2022 or 2021 fiscal year.

There were no other fees incurred during the 2022 or 2021 fiscal year.

The percentage of services set forth above in the categories (audit related fees and tax fees), that were approved by the Audit Committee pursuant to Rule 2-01(c)(7)(i)(C) (relating to the approval of a de minimis amount of non-audit services after the fact but before completion of the audit), was 0%.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Public Accountant

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm.

Prior to engagement of an independent registered public accounting firm for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

1.      Audit services include audit work performed in the preparation of financial statements, as well as work that generally only an independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2.      Audit-Related services are for assurance and related services that are traditionally performed by an independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3.      Tax services include all services performed by an independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4.      Other Fees are those associated with services not captured in the other categories. The Company generally does not request such services from our independent registered public accounting firm.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires our independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging our independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

The percentage of the hours expended on Marcum’s engagement to audit our financial statements for the fiscal year ended December 31, 2022 that was attributed to work performed by persons other than Marcum full-time, permanent employees was 0%.

In the event the stockholders do not ratify the appointment of Deloitte & Touche as our independent registered public accounting firm, the Audit Committee will reconsider its appointment.

Vote Required for Approval and Board Recommendation

The affirmative vote of a majority of the votes cast for this proposal is required to ratify the appointment of the independent registered public accounting firm.

Our board of directors Recommends A Vote To Ratify The Appointment Of DELOITTE & TOUCHE LLP As Our Independent Registered Public Accounting Firm FOR FISCAL YEAR 2023, And Proxies Solicited By Our board of directors Will Be Voted In Favor Of Such Ratification Unless A Stockholder Indicates Otherwise On The Proxy.

Proposal No. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

(Notice Item 3)

Proposal No. 3 provides stockholders the opportunity to cast an advisory vote to approve the compensation of our named executive officers. Please see the “Summary Compensation Table,” starting on page 22, for full details. Stockholders are being given the opportunity to endorse or not endorse our executive compensation programs and policies, and the total compensation paid to our named executive officers. This proposal is often called the “Say on Pay” proposal.

Accordingly, our board of directors is asking our stockholders to indicate their support for the compensation of our named executive officers, as described in this proxy statement, by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the compensation tables, narrative disclosures, and other related disclosure, is hereby approved.”

Although this vote is non-binding, the Board values the opinions of our stockholders, and will consider the outcome of this vote when making future compensation decisions for our named executive officers.

Approval of this advisory proposal will require the affirmative vote of a majority of the votes cast in person or represented by proxy. Abstentions will not count as votes cast on this Proposal, so abstentions will have no effect on the outcome. Broker non-votes will not be considered to have voted on this Proposal, so will have no effect on the outcome.

Our board of directors Recommends THAT YOU, ON A non-binding advisory basis, APPROVE THE COMPENSATION OF the named EXECUTIVE OFFICERS OF THE COMPANY BY VOTING “FOR” THIS PROPOSAL. Proxies Solicited By Our board of directors Will Be Voted In Favor OF THIS PROPOSAL Unless A Stockholder Has Indicated Otherwise On The Proxy.

CODE OF CONDUCT AND ETHICS

We have adopted a code of conduct and ethics that applies to all of our employees, including our chief executive officer and chief financial and accounting officers. The text of the code of conduct and ethics is posted on our website at www.sprucepower.com under the Governance, Documents and Charters section of our Investors page and will be made available to stockholders without charge, upon request, in writing to the attention of our Corporate Secretary at Spruce Power Holding Corporation, 1875 Lawrence Street, Suite 320, Denver, Colorado 80202. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive officer and principal financial officer will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendments or waivers is then permitted by the rules of the New York Stock Exchange.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Securities and Exchange Act of 1934 (the “Exchange Act”) requires Company directors, executive officers and other persons who beneficially own more than 10% of our common stock, to file reports with the SEC regarding their initial stock ownership and any changes in their stock ownership. Based solely on a review of the reports filed for the fiscal year and related written representations, we believe that all of our executive officers and directors filed the required reports on a timely basis under Section 16(a), with the exception of a Form 4 report filed by Mr. Tech on March 23, 2023 reporting transactions on December 9, 2022, February 21, 2023, March 1, 2023, March 2, 2023, March 6, 2023, and March 13, 2023, which were made to cover tax withholding obligations in connection with the vesting of restricted stock units.

OTHER MATTERS

Our board of directors knows of no other business which will be presented to the annual meeting. If any other business is properly brought before the annual meeting, proxies will be voted in accordance with the judgment of the persons named therein.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR AT 2024 ANNUAL MEETING

Any stockholder who desires to submit a proposal for inclusion in the proxy materials for the 2024 Annual Meeting of Stockholders in accordance with Rule 14a-8 must submit the proposal in writing c/o Corporate Secretary, Spruce Power Holding Corporation, 1875 Lawrence Street, Suite 320, Denver, Colorado 80202. We must receive a proposal by December 22, 2023 (120 days prior to the anniversary of the mailing date of this Proxy Statement) in order to consider it for inclusion in the proxy materials for the 2024 Annual Meeting of Stockholders.

Nominations for election of directors and proposals for other business intended to be presented at the 2024 Annual Meeting of Stockholders but not included in our Proxy Statement and proxy must be received at our principal offices no later than February 25, 2024, which is 90 calendar days prior to the anniversary of this year’s meeting date, and no earlier than January 26, 2024, which is 120 calendar days prior to the anniversary of this year’s meeting date, provided, however, that in the event that the 2024 Annual Meeting is called for a date that is not within 30 days before or after the anniversary date of this year’s meeting date, such proposal must be received by us no later than the 10th day following the day on which the notice of the date of the 2024 Annual Meeting was mailed or public disclosure of the date of the 2024 Annual Meeting was made, whichever first occurs. The persons named as proxies in our proxy for the 2024 Annual Meeting will have discretionary authority to vote the shares represented by such proxies on any such stockholder proposals, if presented at the 2024 Annual Meeting, without including information about the proposal in our materials. If the chairman of the meeting decides to present a proposal despite its untimeliness, the people named in the proxies solicited by the Board of Directors for the 2024 Annual Meeting of Stockholders will have the right to exercise discretionary voting power with respect to such proposal. Any nominations or other proposals received from stockholders must be in full compliance with applicable laws and with our Bylaws. A copy of the full text of the Company’s current bylaws may be obtained upon written request to the Corporate Secretary at the address provided in the next sentence and online on the SEC’s website, www.sec.gov. All nominations and other stockholder proposals should be marked for the attention of Corporate Secretary, Spruce Power Holding Corporation, 1875 Lawrence Street, Suite 320, Denver, Colorado 80202.

In addition to satisfying the requirements under our by-laws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 26, 2024, which is 60 calendar days prior to the anniversary of this year’s meeting date.

BY ORDER OF THE BOARD OF DIRECTORS
Stacey S. Constas
Corporate Secretary
Denver, Colorado
April 20, 2023

SPRUCE POWER HOLDING CORP. 1875 LAWRENCE ST SUITE 320 DENVER, CO 80202 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 24, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/SPRU2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 24, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V11327-P92930 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. SPRUCE POWER HOLDING CORP. The Board of Directors recommends you vote FOR the following: For All Withhold All For All Except 1. To consider and act upon a proposal to elect to the Company’s Board of Directors the following three (3) nominees nominated by the Board of Directors: Nominees: 01) Christian Fong for a three (3) year term, expiring in 2026 02) Jonathan Ledecky for a three (3) year term, expiring in 2026 03) Eric Tech, for a one (1) year term, expiring in 2024 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR proposals 2 and 3: For Against Abstain 2. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. 3. To approve a non-binding advisory proposal on executive compensation. NOTE: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The CEO Letter, Proxy Statement, and Annual Report are available at www.proxyvote.com. V11328-P92930 SPRUCE POWER HOLDING CORP. ANNUAL MEETING OF SHAREHOLDERS MAY 25, 2023 10:00 AM ET THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The shareholder(s) hereby appoint(s) Christian Fong and Stacey Constas, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common and Preferred stock of SPRUCE POWER that the shareholder(s) are entitled to vote at the Annual Meetingof Shareholders to be held at 10:00 AM ET on May 25, 2023 virtually at www.virtualshareholdermeeting.com/SPRU2023and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and accompany¬ing Proxy Statement, ratifies all that said proxies or their substitutes may lawfully do by virtue hereof, and re¬vokes all former proxies. Please sign exactly as your name appears hereon, date and return this proxy. Continued and to be signed on reverse side